                                                                   Exhibit 12.1


                              THE TITAN CORPORATION

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (AMOUNTS IN THOUSANDS)



                                                                         YEAR ENDED DECEMBER 31,
                                               -----------------------------------------------------------------------------------
                                                                                                               1999
                                                                                                     -----------------------------
                                                   1995         1996         1997          1998        ACTUAL         PROFORMA
                                               ------------- ------------ ------------ ------------- ------------  ---------------
Earnings:
       Income before income taxes                    $2,551       $7,945       $2,802       $11,368      $59,183          $48,511
       Fixed charges                                  5,718        7,168        9,225         9,964       11,955           37,224
       Capitalized interest                               0            0         (509)         (550)        (275)            (275)
                                               ------------- ------------ ------------ ------------- ------------  ---------------
       Earnings                                      $8,269      $15,113      $11,518       $20,782      $70,863          $85,460
                                               ============= ============ ============ ============= ============  ===============
Fixed charges:
       Interest expense                              $2,817       $4,764       $6,643        $7,377       $9,633          $33,635
       Capitalized interest                               0            0          509           550          275              275
       Interest factor included in rents              2,901        2,404        2,073         2,037        2,047            3,314
                                               ------------- ------------ ------------ ------------- ------------  ---------------
       Fixed charges                                 $5,718       $7,168       $9,225        $9,964      $11,955          $37,224
                                               ============= ============ ============ ============= ============  ===============
Ratio of earnings to fixed charges                     1.45         2.11         1.25          2.09         5.93             2.30


              COMPUTATION OF RATIO OF COMBINED FIXED CHARGES AND
                        PREFERENCE DIVIDENDS TO EARNINGS
                             (AMOUNTS IN THOUSANDS)


                                                                             YEAR ENDED DECEMBER 31,
                                               -----------------------------------------------------------------------------------
                                                                                                               1999
                                                                                                     -----------------------------
                                                   1995         1996         1997          1998        ACTUAL         PROFORMA
                                               ------------- ------------ ------------ ------------- ------------  ---------------
Total fixed charges                                  $5,718       $7,168       $9,225        $9,964      $11,955          $37,224
Pre-tax earnings required for
       preference dividends                             914        1,217        1,389         1,235        1,103            1,103
                                               ------------- ------------ ------------ ------------- ------------  ---------------
Total fixed charges and preference
       dividend requirements                         $6,632       $8,385      $10,614       $11,199      $13,058          $38,327
                                               ============= ============ ============ ============= ============  ===============
Earnings                                             $8,269      $15,113      $11,518       $20,782      $70,853          $85,450
                                               ============= ============ ============ ============= ============  ===============
Ratio of combined fixed charges and
       preference dividends to earnings                0.80         0.55         0.92          0.54         0.18             0.45